                                                                   EXHIBIT 10.2


                                                               [EXECUTION COPY]


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                      AMENDED AND RESTATED CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 30, 1999

                                      AMONG


                         NORTHSTAR HEALTH SERVICES, INC.
                                  AS BORROWER,


                           THE SUBSIDIARY GUARANTORS,


                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                        CERBERUS CAPITAL MANAGEMENT, LLC,
                                    AS AGENT

                                       AND

                            THE CHASE MANHATTAN BANK
                               AS COLLATERAL AGENT



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


                         NORTHSTAR HEALTH SERVICES, INC.

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

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                                                                                                                PAGE
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                                                         SECTION 1

                                                        DEFINITIONS

1.1      Certain Defined Terms....................................................................................2
1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement......................22
1.3      Other Definitional Provisions and Rules of Construction.................................................22

                                                         SECTION 2

                                                AMOUNTS AND TERMS OF LOANS

2.1      Loans; Notes............................................................................................22
2.2      Interest on the Loans...................................................................................23
2.3      Fees....................................................................................................24
2.4      Repayments and Prepayments; General Provisions Regarding Payments.......................................24
2.5      Use of Proceeds.........................................................................................29
2.6      Increased Costs; Taxes; Capital Adequacy................................................................29
2.7      Obligations of Lenders to Mitigate......................................................................33
2.8      Acknowledgment and Consent to Amendment and Restatement of Original Credit Agreement....................33

                                                         SECTION 3

                                                    CONDITIONS TO LOANS

3.1      Loan Party Documents....................................................................................34
3.2      Legal Opinions..........................................................................................35
3.3      Fees....................................................................................................35
3.4      Officers' Certificate Regarding Certain Conditions......................................................35
3.5      Resignation of Agent; New Collateral Agent..............................................................36
3.6      Collateral Documents....................................................................................36
3.7      Cash Management System..................................................................................36
3.8      Evidence of Insurance. .................................................................................36



                                      (i)
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
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                                                                                                                PAGE
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3.9      Zaucha Agreements. .....................................................................................36
3.10     Warrant. ...............................................................................................37
3.11     Miscellaneous Other Conditions..........................................................................37

                                                         SECTION 4

                                         COMPANY'S REPRESENTATIONS AND WARRANTIES

4.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries...........................38
4.2      Authorization of Borrowing, etc.........................................................................39
4.3      Financial Condition.....................................................................................40
4.4      No Material Adverse Change: No Restricted Junior Payments...............................................40
4.5      Title to Properties; Liens; Real Property...............................................................40
4.6      Litigation; Violation of Law or Order...................................................................41
4.7      Payment of Taxes........................................................................................41
4.8      Performance of Agreements; Materially Adverse Agreements;Material Contracts, Leases,
         Transactions with Affiliates............................................................................42
4.9      Governmental Regulation. ...............................................................................42
4.10     Securities Activities...................................................................................43
4.11     Employee Benefits Plans.................................................................................43
4.12     Certain Fees............................................................................................44
4.13     Environmental Protection................................................................................44
4.14     Employee Matters........................................................................................45
4.15     [INTENTIONALLY OMITTED].................................................................................45
4.16     Matters Relating to Collateral..........................................................................45
4.17     Disclosure .............................................................................................46

                                                         SECTION 5

                                              COMPANY'S AFFIRMATIVE COVENANTS

5.1      Financial Statements and Other Reports..................................................................46
5.2      Corporate Existence, etc................................................................................52
5.3      Payment of Taxes and Claims; Tax Consolidation..........................................................53
5.4      Maintenance of Properties; Insurance....................................................................53
5.5      Inspection Rights; Audits of Inventory and Accounts Receivable; Lender Meetings.........................54
5.6      Compliance with Laws, etc...............................................................................54
5.7      Environmental Review and Investigation, Disclosure, etc.; Company's Actions Regarding
         Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws...............55


                                      (ii)

                                                                                                                PAGE
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
5.8      Execution of Subsidiary Guaranty and Personal Property Collateral Documents by
         Certain Subsidiaries and Future Subsidiaries............................................................58
5.9      After-Acquired Real Property............................................................................59
5.10     Key Man Insurance.......................................................................................59
5.11     Chief Financial Officer.................................................................................59

                                                         SECTION 6

                                               COMPANY'S NEGATIVE COVENANTS

6.1      Indebtedness............................................................................................59
6.2      Liens and Related Matters...............................................................................60
6.3      Investments; Joint Ventures.............................................................................61
6.4      Contingent Obligations..................................................................................61
6.5      Restricted Junior Payments..............................................................................62
6.6      Financial Covenants.....................................................................................62
6.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions........................................63
6.8      Consolidated Capital Expenditures.......................................................................64
6.9      Restriction on Leases...................................................................................64
6.10     Sales and Lease-Backs...................................................................................65
6.11     Sale or Discount of Receivables.........................................................................65
6.12     Transactions with Shareholders and Affiliates...........................................................65
6.13     Disposal of Subsidiary Stock............................................................................65
6.14     Conduct of Business.....................................................................................66
6.15     Amendments of Documents Relating to Subordinated Indebtedness...........................................66
6.16     Fiscal Year.............................................................................................66
6.17     Cash Management System..................................................................................66
6.18     Collections and Disbursements...........................................................................66

                                                         SECTION 7

                                                     EVENTS OF DEFAULT

7.1      Failure to Make Payments When Due.......................................................................67
7.2      Default in Other Agreements.............................................................................68
7.3      Breach of Certain Covenants.............................................................................68
7.4      Breach of Warranty......................................................................................68
7.5      Other Defaults Under Loan Documents.....................................................................68
7.6      Involuntary Bankruptcy; Appointment of Receiver, etc....................................................68
7.7      Voluntary Bankruptcy; Appointment of Receiver, etc......................................................69
7.8      Judgments and Attachments...............................................................................69
7.9      Dissolution.............................................................................................69


                                     (iii)
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
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7.10     Employee Benefit Plans..................................................................................69
7.11     Material Adverse Effect.................................................................................70
7.12     Change in Control.......................................................................................70
7.13     Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations......................70
7.14     Loss of Approval........................................................................................70
7.15     Cash Management System..................................................................................71

                                                         SECTION 8

                                                           AGENT

8.1      Appointment.............................................................................................71
8.2      Powers and Duties; General Immunity.....................................................................72
8.3      Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.....................75
8.4      Right to Indemnity......................................................................................75
8.5      Successor Agent.........................................................................................75
8.6      Collateral Documents and Guaranties.....................................................................76
8.7      Application of Proceeds.................................................................................77

                                                         SECTION 9

                                                       MISCELLANEOUS

9.1      Assignments and Participations in Loans.................................................................77
9.2      Expenses................................................................................................79
9.3      Indemnity...............................................................................................80
9.4      Set-Off; Security Interest in Deposit Accounts..........................................................81
9.5      Ratable Sharing.........................................................................................81
9.6      Amendments and Waivers..................................................................................82
9.7      Independence of Covenants...............................................................................83
9.8      Notices.................................................................................................83
9.9      Survival of Representations, Warranties and Agreements..................................................83
9.10     Failure or Indulgence Not Waiver; Remedies Cumulative...................................................84
9.11     Marshalling:  Payments Set Aside........................................................................84
9.12     Severability.  .........................................................................................84
9.13     Obligations Several:  Independent Nature of Lenders' Rights.............................................84
9.14     Headings................................................................................................84
9.15     Applicable Law..........................................................................................84
9.16     Successors and Assigns..................................................................................85
9.17     Consent to Jurisdiction and Service of Process..........................................................85
9.18     Waiver of Jury Trial....................................................................................86
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                                      (iv)
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
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9.19     Confidentiality.........................................................................................86
9.20     Counterparts............................................................................................87
9.21     Continuity of Loans and Security Interests..............................................................87
9.22     Effectiveness...........................................................................................87


                                    EXHIBITS
Exhibit 2.1B                        Amended and Restated Note
Exhibit 2.6B(iii)                   Certificate of Non-Bank Status
Exhibit 3.1A                        Amended and Restated Company Pledge Agreement
Exhibit 3.1B                        Amended and Restated Company Security Agreement
Exhibit 3.1C                        Amended and Restated Subsidiary Guaranty
Exhibit 3.1D                        Amended and Restated Subsidiary Stock Pledge Agreement
Exhibit 3.1E                        Amended and Restated Subsidiary Security Agreement
Exhibit 3.2                         Opinions
Exhibit 3.5                         IBJS Resignation
Exhibit 3.9A                        Zaucha Subordination Agreement
Exhibit 3.9B                        Zaucha Payment Letter
Exhibit 3.10                        Warrant to Purchase Shares of Common Stock
Exhibit 5.1(iv)                     Compliance Certificate
Exhibit 5.1(xix)                    Receivables Report
Exhibit 9.1B                        Assignment Agreement

                                    SCHEDULES
Schedule 2.1                        Loans and Pro Rata Share
Schedule 3.4B                       Certain Events of Default
Schedule 3.8                        Summary of Insurance
Schedule 3.11                       Certain Material Adverse Effects
Schedule 4.1D                       Information Regarding Company and Subsidiaries
Schedule 4.1E                       Changes
Schedule 4.4                        Adverse Changes
Schedule 4.5                        Real Property Interests
Schedule 4.6                        Litigation
Schedule 4.8C                       Material Contracts
Schedule 4.8D                       Operating and Capital Leases
Schedule 4.8E                       Holders of 5% Equity/Affiliate Transactions
Schedule 4.11                       Certain ERISA Matters
Schedule 4.13                       Environmental Matters
Schedule 6.1                        Permitted Indebtedness
Schedule 6.2                        Liens
Schedule 6.3                        Investments Owned

                                      (v)
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
Schedule 6.4                        Contingent Obligations






                                      (vi)
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                         NORTHSTAR HEALTH SERVICES, INC.

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 30, 1999 and entered into by and among NORTHSTAR HEALTH SERVICES, INC., a Delaware corporation ("COMPANY"), THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and CERBERUS CAPITAL MANAGEMENT, LLC ("CERBERUS"), for itself and as agent for Lenders and THE CHASE MANHATTAN BANK, as Collateral Agent (the "COLLATERAL AGENT").

                                 R E C I T A L S

                  WHEREAS, pursuant to the Original Credit Agreement (this and other capitalized terms used in these recitals without definition being used as defined in Section 1.1), the Lenders agreed to extend certain credit facilities to Company, the proceeds of which were used (i) to refinance substantially all indebtedness of Company and its Subsidiaries outstanding on the date thereof,
(ii) to pay certain fees and expenses, (iii) to provide financing for the working capital needs of Company and its Subsidiaries and (iv) to provide a portion of the purchase price of certain acquisitions by Company and its Subsidiaries;

                  WHEREAS, Company secured all of the Obligations under the Original Credit Agreement and under the other Loan Documents by granting to Agent, on behalf of Lenders, a first priority security interest in all of its personal property, including a pledge of all of the capital stock of each of its Subsidiaries;

                  WHEREAS, the Subsidiary Guarantors guaranteed the Obligations of the Loan Parties under the Original Credit Agreement and the other Loan Documents and granted to Agent, on behalf of Lenders, a first priority security interest in all of their respective personal property as security therefor, including a pledge of all of the equity interests in each of their respective Subsidiaries, other than the KRS Partnerships;

                  WHEREAS, IBJS desires to resign as Agent under the Original Credit Agreement and Cerberus has agreed to become Agent in its place;

                  WHEREAS, the parties hereto have agreed to amend and restate the Original Credit Agreement to (i) extend the maturity of the Loans on the terms set forth herein, (ii) to effect IBJ's resignation as Agent thereunder and to appoint Cerberus as its successor as Agent under the Credit Agreement, as amended and restated hereby, and (iii) make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon the satisfaction of the conditions precedent set forth in Section 3;

                  WHEREAS, it is the intent of the parties hereto that this Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Original Credit Agreement nor be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that this Agreement shall amend and restate in its entirety the Obligations under the Original Credit Agreement and re-evidence the Obligations of Company outstanding thereunder;

                  WHEREAS, it is the intent of the Loan Parties to confirm that all Obligations of the Loan Parties under the other Loan Documents shall continue in full force and effect and that, from and after the Restatement Closing Date, all references to the "Credit Agreement" contained therein shall be deemed to refer to this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company, Lenders and Agent, intending to be legally bound, hereby agree that on the Restatement Closing Date, the Original Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS

1.1 CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ACQUISITION LOANS" means the Acquisition Loans made under and defined in Section 4.1(a) of the Original Credit Agreement.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contact or otherwise.

                  "AGENT" means, prior to the Restatement Closing Date, IBJS, in its capacity as agent to Lenders under the Original Credit Agreement, and, on and after the Restatement Closing Date, Cerberus, as successor to IBJS, and any successor Agent appointed pursuant to Section 8.5.

                  "AGREEMENT" means this Amended and Restated Credit Agreement dated as of September 30, 1999, as it may be further amended, restated, supplemented or otherwise modified from time to time.

                  "APPROVALS" has the meaning assigned to that term in Section 5.6.

                  "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than any such assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $100,000 or less).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT 9.1B annexed hereto.

                  "BAD DEBT EXPENSE" means, for any period, (a) bad debt write-offs for such period, plus (b) the change in bad debt reserves for such period, less (c) bad debt recoveries for such period all determined in accordance with GAAP.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means at any time, the higher of (x) the Prime Rate or (y) the rate which is 2 of 1% in excess of the Federal Funds Effective Rate.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH MANAGEMENT SYSTEM" has the meaning assigned to that term in the Company Security Agreement.

                  "CERBERUS" has the meaning assigned to that term in the introduction to this Agreement.

                  "CERTIFICATE OF NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT 2.6B(III) annexed hereto delivered by a Lender to Agent pursuant to Section 2.6B(iii).

                  "CLOSING DATE" means October 20, 1995, the date on which the initial Loans under the Original Credit Agreement were made.

                  "COLLATERAL" means collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations and all proceeds thereof.

                  "COLLATERAL AGENT" means The Chase Manhattan Bank, as collateral agent or any successor Collateral Agent from time to time appointed pursuant to Section 8.5 hereof.

                  "COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents, each as contemplated to be amended hereby and as it may be further amended, in order to grant to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan party as security for the Obligations.

                  "COLLECTING AGENTS" has the meaning stated in Section 6.17.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

                  "COMPANY PLEDGE AGREEMENT" means the Stock Pledge Agreement dated as of the Closing Date made by Company in favor of the Agent and the Collateral Agent, as amended and restated by the Amended and Restated Company Pledge Agreement in the form of
EXHIBIT 3.1A hereto, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

                  "COMPANY SECURITY AGREEMENT" means the Security Agreement dated as of the Closing Date made by Company in favor of the Agent and the Collateral Agent, as amended and restated by the Amended and Restated Company Security Agreement in the form of EXHIBIT 3.1B hereto, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT 5.1(IV) annexed hereto delivered to Agent and Lenders by Company pursuant to Section 5.1(iv).

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, (A) Consolidated EBITDA, less (B) the sum of (i) Consolidated Capital Expenditures paid in cash for such period and (ii) scheduled principal payments of the Loans during such period.

                  "CONSOLIDATED AVAILABLE CASH" means for any period, an amount of Cash and Cash Equivalents equal to (a) Consolidated Excess Cash Flow, plus
(b) the scheduled repayments of the Loans pursuant to Section 2.4A of this Agreement, plus (c) the amounts referred to in clause (f) of the definition of "Consolidated Excess Cash Flow".

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Company and its Subsidiaries in conformity with
GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the Zaucha Obligations and the Obligations.

                  "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts of such period of (A) Consolidated Net Income, (B) Consolidated Interest Expense, (C) provisions for taxes based on income, (D) total depreciation expense, (E) total amortization expense, and (E) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to Consolidated EBITDA, minus (a) Consolidated Capital Expenditures (net of any proceeds of any related financing with respect to such expenditures), minus (b) the scheduled repayments of the Loans pursuant to Section 2.4A of this Agreement, minus (c) the Consolidated Working Capital Adjustment, minus (d) the provision for current taxes based on income of the Company and its Subsidiaries and payable in cash with respect to such period, minus (e) Consolidated Cash Interest Expense (excluding the interest component of the scheduled repayments under this Agreement), minus (f) all other amounts payable by the Company and its Subsidiaries under this Agreement, other than the payments referred to in Section 2.4B(ii)(e).

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, and (iii) Consolidated Rental Payments, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.3 payable to Agent and Lenders on or before the Closing Date.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company, its Subsidiaries and the other members of its consolidated group on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person which is not a guarantor or co-obligor on the Loan (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period,
(ii) the income (or loss) of any Person accrued prior to the date it becomes a

Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company which is not a guarantor or co-obligor on the Loan to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and
(v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or income or net non-cash extraordinary losses.

                  "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, (a) the Consolidated Current Assets, minus (b) Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the end of such period exceeds (or is less than) Consolidated Working Capital as of the beginning of such period.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTINUING DIRECTORS" shall mean the directors of Company on the Restatement Closing Date and each other director whose nomination for election to the Board of Directors is recommended by a majority of the then Continuing Directors.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "DEPOSIT ACCOUNT" means (i) a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit and (ii) any "deposit account" as defined in the UCC in effect in the State of New York.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, investment funds, investment accounts, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements or governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.
Section 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code, to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                  "FINANCIAL PLAN" has the meaning assigned to that term in
Section 5.1(xiii).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to Section 6.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means the fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of the Company and its Subsidiaries, each of which ends on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Agent located at 450 Park Avenue, New York, New York 10022 or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Company and each Lender.

                  "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste, "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous wastes", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEALTHCARE FACILITY" means each outpatient rehabilitation clinic or patient care facility operated by Company or any of its Subsidiaries in connection with the provision of rehabilitation therapy and related services.

                  "HEDGE AGREEMENT " means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "IBJS" means IBJ Whitehall Bank & Trust Company, formerly known as IBJ Schroder Bank and Trust Company.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than three months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in Section 9.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operation of Company and its Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means the first day of each calendar month, commencing on October 1, 1999.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Company or by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance, (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or
(iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "JOINT VENTURE" means a joint venture, partnership, limited partnership, limited liability company or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "KRS PARTNERSHIPS" means Keystone Rehabilitation Associates of Warren, an Ohio general partnership, Keystone Rehabilitation Systems of McMurray, a Pennsylvania general partnership, The Rehab Center, formerly known as Keystone Rehabilitation Systems of Ephrata, a Pennsylvania general partnership and Keystone Rehabilitation Systems of Washington, a Pennsylvania general partnership.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Section 9.1.

                  "LENDER AGENTS" means the Agent, the Collateral Agent and each Supplemental Collateral Agent.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, the Collateral Documents, the Subordination Agreement, the Zaucha Subordination Agreement the Zaucha Payment Letter, and the Block Account Agreements, each as contemplated to be amended hereby and as they may be further amended.

                  "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Loan of that Lender.

                  "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "LOANS" has the meaning stated in Section 2.1A.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operation, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries, (ii) the impairment of the ability of any Loan Party to perform, or of Agent or Lenders to enforce, the Obligations, or (iii) the failure of Agent, for and on behalf of Lenders, to have a valid and perfected First Priority Lien on any of the Collateral.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

                  "NET PATIENT SERVICE REVENUES" means, for any period, (a) gross billings for such period, less (b) contractual allowances for such period, each as reported in the financial statements and calculated in accordance with GAAP.

                  "NOTES" means (i) the promissory notes of Company issued pursuant to Section 2.1B on the Restatement Closing Date evidencing the obligation of Company to repay the Loans and amending and restating the "Revolving Credit Notes", the "Term Notes" and the "Acquisition Notes", in each case as defined in and issued to Lenders under the Original Credit Agreement, and (ii) any promissory notes issued by Company pursuant to the last sentence of
Section 9.1B(i) in connection with assignments of the Loans of any Lenders, in each case substantially in the form of EXHIBIT 2.1B annexed hereto, in each case as they may be amended, restated, supplemented or otherwise modified from time to time.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agent, the Collateral Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "OFFICERs' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of October 20, 1995, by and among Company, as borrower, the financial institutions listed on the signature pages thereof, as Lender, and IBJS, as agent for the Lenders, as amended as of November 15, 1995 and as of December 1, 1995.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made for any such contested amounts and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof);

                  (iv) any Lien serving as an attachment or judgment not constituting an Event of Default under Section 7.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by Section 6.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or
         (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (ix) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and

                  (x) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED COLLATERAL" means, collectively, the "PLEDGED COLLATERAL" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "POTENTIAL REVOCATION" has the meaning stated in Section
5.6(i).

                  "PRIME RATE" means the rate that The Chase Manhattan Bank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Cerberus or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to Section 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders.

                  "RESPONSIBLE OFFICER" means when used with respect to the Collateral Agent, any officer assigned to the Global Trust Services (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

                  "RESTATEMENT CLOSING DATE" means September 30, 1999, which is the date on which this Agreement becomes effective.

                  "RESTRICTED JUNIOR PAYMENT" means (A)(i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or any other Indebtedness of the Company subordinated in right of payment to the Loans or the Obligations or (B) any payment of the kinds set forth in (A) above by any other Loan Party unless paid to a Loan Party which is a wholly-owned subsidiary of the Company.

                  "REVOLVING LOANS" means the Revolving Loans made under and defined in Section 3.1(a) of the Original Credit Agreement.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, any warrants, rights and options or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Zaucha Obligations and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                  "SUBORDINATION AGREEMENT" means the Intercreditor and Subordination Agreement, dated as of October 20, 1995, as amended and supplemented as of November 15, 1995, as of November 30, 1995 and as of December 1, 1995, among Company, certain of its Subsidiaries, Agent, and the Subordinated Creditors (as therein defined).

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) unless such contingency occurs to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that is party to the Subsidiary Guaranty as of the Restatement Closing Date or will execute and deliver a counterpart thereof from time to time hereafter pursuant to Section 5.8.

                  "SUBSIDIARY GUARANTY" means the Subsidiaries Guarantee executed and delivered by the Original Guarantors on the Closing Date, as supplemented as of November 15, 1995 and as of December 1, 1995 as amended and restated by the Amended and Restated Subsidiaries Guaranty in the form of
EXHIBIT 3.1C hereto and to be executed and delivered by additional Subsidiaries of Company from time to time hereafter in accordance with Section 5.8, as such Subsidiary Guaranty may further be amended, restated, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY PLEDGE AGREEMENT" means the Subsidiaries Stock Pledge Agreement executed and delivered by the Original Guarantors on the Closing Date, as supplemented as of November 15, 1995 and as of December 1, 1995 as amended and restated by the Amended and Restated Subsidiaries Stock Pledge Agreement in the form of EXHIBIT 3.1D hereto and to be executed and delivered by any additional Subsidiary Guarantor from time to time hereafter in accordance with Section 5.8, as such Subsidiary Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY SECURITY AGREEMENT" means the Subsidiary Security Agreement executed and delivered by the Original Guarantors on the Closing Date, as amended and supplemented as of November 15, 1995 and as of December 1, 1995 as amended and restated by the Amended and Restated Subsidiaries Security Agreement in the form of EXHIBIT 3.1E hereto and to be executed and delivered by any additional Subsidiary Guarantor from time to time hereafter in accordance with Section 5.8, as such Subsidiary Security Agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in Section 8.1B.

                  "TAX" OR "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "TERM LOANS" means the Term Loans made under and defined in
Section 2.1(a) of the Original Credit Agreement.

                  "TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT," "TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS," "TRANSACTIONS CONTEMPLATED HEREBY," TRANSACTIONS CONTEMPLATED THEREBY," and any similar phrase includes the making and holding of the Loans, the granting, perfection and priority of the security interests in Collateral, making the payments contemplated under the Loan Documents, maintaining the Deposit Accounts, maintaining and complying with the Cash Management System and with all other terms and covenants hereof.

                  "UCC" means, for any state, the Uniform Commercial Code from time to time in effect for that state.

                  "WARRANT" means the Warrant to Purchase Shares of Common Stock of the Company, substantially in the form of EXHIBIT 3.10.

                  "ZAUCHA OBLIGATIONS" means all obligations of each Loan Party to one or more Zaucha Parties (including without limitation the obligations to the Zaucha Parties set forth on SCHEDULE 6.1).

                  "ZAUCHA PARTIES" means, collectively, Thomas W. Zaucha, Alice
L. Zaucha and the Zaucha Family Limited Partnership, a Pennsylvania limited partnership and any other of their Affiliates.

                  "ZAUCHA PAYMENT LETTER" means the Letter Agreement, among the Zaucha Parties, the Company and the Lenders, substantially in the form of
EXHIBIT 3.9B.

                  "ZAUCHA SUBORDINATION AGREEMENT" means the Agreement, dated as of the date hereof, among the Zaucha Parties, the Company and the Agent, in the form of EXHIBIT 3.9A thereto.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii), (v) and (xiii) of Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 4.3.

1.3 OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "Sections" shall be to Sections and Sections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNTS AND TERMS OF LOANS

2.1 LOANS; NOTES.

         A. LOANS. Company and Lenders hereby acknowledge and agree that as of the Restatement Closing Date the amount of the Term Loans, Revolving Loans and Acquisition Loans (together, the "LOANS"), and all accrued interest and fees outstanding thereon, is as set forth on SCHEDULE 2.1 annexed hereto and the amount of each Lender's Pro Rata Share is as set forth opposite its name on
SCHEDULE 2.1. On the Restatement Closing Date, all Term Loans, Revolving Loans and Acquisition Loans outstanding on such date shall be converted to and maintained as Loans hereunder, and all accrued interest and fees outstanding thereon shall be capitalized and maintained as Loans hereunder.

         B. NOTES. Company shall execute and deliver to each Lender (or to Agent for that Lender) on the Restatement Closing Date an amended and restated Note substantially in the form of EXHIBIT 2.1B annexed hereto to evidence that Lender's Loan, in the principal amount of that Lender's Loan and with other appropriate insertions. Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent as provided in Section 9.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2 INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of Sections 2.2C and 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to the sum of the Base Rate plus 2.125% per annum.

         B. INTEREST PAYMENTS. Subject to the provisions of Section 2.2C, interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity). Such interest payments shall include all interest accrued through such Interest Payment Date.

         C. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest allowable in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.5% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.5% per annum in excess of the interest rate otherwise payable under this Agreement for Loans).

         D. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         E. CAPITALIZATION OF INTEREST AND LEGAL FEES. The parties acknowledge and agree that the outstanding principal amount of the Loans as of the Restatement Closing Date includes accrued and unpaid interest on the Loans in the amount of $293,114.35 and the legal fees of Richards Spears Kibbe & Orbe, counsel to the Lenders and the Agent, incurred in connection with the amendment and restatement of the Loan Documents, in the amount of $175,000.

2.3 FEES.

         A. ANNUAL ADMINISTRATIVE FEE. Company agrees to pay to Agent an annual administrative fee in the amount of $15,000, payable in advance on the Closing Date and on each anniversary of the Closing Date.

         B. COLLATERAL AGENT'S FEE. Company agrees to pay to Collateral Agent a fee in the amount of $125 per month ($1,250 per month during the occurrence of a Default), together with the Collateral Agent's expenses incurred in connection with the transactions described herein.

         C. OTHER FEES. Company agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between Company and Agent.

2.4 REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A. SCHEDULED PAYMENTS OF LOANS. Company shall make payments of principal and interest on the Loans on the first day of each calendar month, commencing October 1, 1999, in installments in the amounts and on the dates set forth below:


         -----------------------------------------------------------------
         REPAYMENT DATE                        SCHEDULED MONTHLY REPAYMENT
                                               (INCLUDING INTEREST)
         -----------------------------------------------------------------
         October 1, 1999                                  $300,000
         -----------------------------------------------------------------
         November 1, 1999                                 $300,000
         -----------------------------------------------------------------
         December 1, 1999                                 $300,000
         -----------------------------------------------------------------
         January 1, 2000                                  $350,000
         -----------------------------------------------------------------
         February 1, 2000                                 $350,000
         -----------------------------------------------------------------
         March 1, 2000                                    $350,000
         -----------------------------------------------------------------
         April 1, 2000                                    $350,000
         -----------------------------------------------------------------
         May 1, 2000                                      $350,000
         -----------------------------------------------------------------
         June 1, 2000                                     $350,000
         -----------------------------------------------------------------
         July 1, 2000                                     $400,000
         -----------------------------------------------------------------
         August 1, 2000                                   $450,000
         -----------------------------------------------------------------
         September 1, 2000                                $500,000
         -----------------------------------------------------------------
         October 1, 2000                                  $550,000
         -----------------------------------------------------------------
         November 1, 2000                                 $600,000
         -----------------------------------------------------------------
         December 1, 2000                                 $650,000
         -----------------------------------------------------------------
         December 31, 2000                           $8,401,449.35
         -----------------------------------------------------------------

; provided that the scheduled installments of principal of the Loans set forth above shall be reduced in inverse order of maturity in connection with any voluntary or mandatory prepayments of the Loans in accordance with Section 2.4B(iii); and provided, further that the Loans and all other amounts owed hereunder with respect to the Loans and all other Obligations shall be paid in full no later than December 31, 2000, and the final installment payable by Company in respect of the Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all Obligations in full. In addition, notwithstanding Section 7.1 of this Agreement the failure to make the Scheduled Monthly Repayment in full on such Repayment Date shall not constitute an

Event of Default, if both (i) no Event of Default or Potential Event of Default shall have otherwise occurred and (ii) the Company has on any Repayment Date set forth above repaid in respect of the Obligations the greater of (A) all of the Company's Consolidated Available Cash and (B) $350,000.

         B. PREPAYMENTS.

                  (i) Voluntary Prepayments. Company may, upon not less than one Business Day's prior written or telephonic notice given to Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.4B(iii).

                  (ii) Mandatory Prepayments. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in Section 2.4B(iii);

                           (a) Prepayments and Reductions From Net Asset Sale
                  Proceeds. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds.

                           (b) Prepayments from Net Insurance/Condemnation
                  Proceeds. No later than the first Business Day following the date of receipt by Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, Agent, on behalf of Company, or Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds minus any such Net Insurance/Condemnation Proceeds in an aggregate amount less than $100,000 (the "PROPOSED REINVESTMENT PROCEEDS") that Company or such Subsidiary intends to use within 180 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided that Company shall have delivered to Agent, on or before such first Business Day, an Officers' Certificate setting forth the proposed use of the Proposed Reinvestment Proceeds and such other information with respect to such proposed use as Agent may reasonably request. In addition, no later than 180 days after receipt of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans in an amount equal to the amount of any related Proposed Reinvestment Proceeds that have not been applied to the costs of repairing, restoring or replacing the applicable assets of Company or such Subsidiary as provided above.

                           (c) Prepayments Due to Reversion of Surplus Assets of
                  Pension Plans. On the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans in an aggregate amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                           (d) Prepayments Due to Issuance of Debt or Equity
                  Securities. On the date of receipt by Company of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt or equity Securities of Company, Company shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds.

                           (e) Prepayments from Consolidated Excess Cash Flow.
                  In the event that there shall be Consolidated Excess Cash Flow for any month, the Company shall, no later than 25 days after the end of such month, distribute such Consolidated Excess Cash Flow as follows:

                                    (i) So long as no Event of Default or
                           Potential Event of Default has occurred or will occur after giving effect to such payment, then Consolidated Excess Cash Flow for such month shall be distributed by the Company as follows:

                                            (I) First, if the repayments under
                                    Section 2.4A shall not have been made in full as scheduled, then all such Consolidated Excess Cash Flow shall be used to repay the Obligations in an amount equal to the aggregate amount of all such scheduled repayments which have not been so made until such time as the Company shall have repaid all amounts then due under
                                    Section 2.4A in accordance with the schedule set forth therein.

                                            (II) Second, the excess (if any) up
                                    to the next $52,500 may be retained or used by the Company (provided that no more than $25,000 per month may be used to repay the Zaucha Obligations);

                                            (III) Third, the excess (if any)
                                    shall be split 50% to repay the Obligations and 50% to the Company (provided the Company agrees it shall not use any of such 50% to pay or repay any of the Zaucha Obligations).

                                    (ii) In all other cases (including without
                           limitation, if an Event of Default or a Potential Event of Default has occurred or would otherwise result), then 100% of Consolidated Excess Cash Flow for all periods shall be applied by the Company to prepay the Obligations.

                           (f) Calculations of Net Proceeds Amounts; Additional
                  Prepayments Based on Subsequent Calculations. Concurrently with any prepayment of the Loans pursuant to Sections 2.4B(ii)(a)-(e), Company shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, the applicable Net Pension Proceeds or Net Securities Proceeds (as such terms are defined in Sections 2.4B(ii)(c) and (d)), or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                  (iii) Application of Prepayments. Any prepayments of the Loans pursuant to Section 2.4B(i) or Section 2.4B(ii) shall be applied to reduce the scheduled installments of principal of the Loans set forth in Section 2.4A in inverse order of maturity.

         C. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company and each other Loan Party hereby authorizes Agent and the Collateral Agent to charge the Company's and each other Loan Party's accounts with Agent and/or the Collateral Agent and/or all other Deposit Accounts in order to cause timely payment to be made of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). The Company hereby waives any and all requirements or conditions to its Obligations hereunder including diligence, presentment, demand, protest and notice of any kind.

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participation therein), that Lender will make a notation thereon of the Loan evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of the Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to such Loan or any payments of principal or interest on such Note.

2.5 USE OF PROCEEDS.

         A. LOANS. The proceeds of (i) the Term Loans were used by Company to refinance the Indebtedness owed to the Existing Creditor (as defined in the Original Credit Agreement) under the Existing Financing Documents (as defined in the Original Credit Agreement) and to pay certain related fees and expenses,
(ii) the Revolving Loans were used to pay certain fees and expenses and to finance the working capital needs of Company and its subsidiaries in the ordinary course of business and (iii) the Acquisition Loans were used to finance a portion of the purchase price of certain acquisitions permitted under the Original Credit Agreement and to pay certain related costs and expenses.

         B. MARGIN REGULATIONS. The Company represents and warrants to each Lender that no portion of the proceeds of any borrowing under this Agreement were used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the

Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provision of Section 2.6B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loan hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.6A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B. WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction or governmental authority from or to which a payment is made by or on behalf of Company or by any federation or organization or governmental authority of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Agent of any such
                  requirement or any change in any such requirement as soon as Company becomes aware of it;

                           (b) Company shall pay any such Tax before the date on
                  which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                           (c) the sum payable by Company in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii) Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this Section 2.6B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms,
                  certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 2.6B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or

                  (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (c) Company shall not be required to pay any
                  additional amount to any Non-US Lender under clause (c) of
                  Section 2.6B(ii) which become payable because such Lender shall have failed to satisfy the requirements of clause (a) or
                  (b)(1) of this Section 2.6B(iii); provided that if such Lender shall have satisfied the requirements of Section 2.6B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this Section 2.6B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of Section 2.6B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Section 2.6B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loan or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.7 OBLIGATIONS OF LENDERS TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loan of such Lender becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 2.6, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain the Loan of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.6 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Loan or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.7 unless Company agrees to pay all incremental expense incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.7 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.8 ACKNOWLEDGMENT AND CONSENT TO AMENDMENT AND RESTATEMENT OF ORIGINAL CREDIT AGREEMENT. Company is a party to the Company Security Agreement and the Company Pledge Agreement pursuant to which Company has created Liens in favor of Agent on certain Collateral to secure the Obligations. The Subsidiary Guarantors are a party to the Subsidiary Guaranty, the Subsidiary Security Agreement and the Subsidiary Pledge Agreement pursuant to which the Subsidiary Guarantors have (i) guarantied the Obligations and (ii) created Liens in favor of Agent on certain Collateral and pledged certain Collateral to Agent to secure the obligations of such Subsidiary Guarantors under the Subsidiary Guaranty. Each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment of the Original Credit Agreement effected pursuant hereto. Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible pursuant to its respective terms, the payment and performance of all Obligations (as such term is defined in the applicable Loan Document) including without limitation the payment and performance of all such Obligations, as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Original Credit Agreement (as amended hereby). Each Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Subsidiary Guarantor represents and warrants that all representations and warranties contained in the Subsidiary Guaranty, the Subsidiary Security Agreement and the Subsidiary Pledge Agreement to which it is party are true, correct and complete in all material respects as of the Restatement Closing Date, to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Subsidiary Guarantor is not required by the terms of the Subsidiary Guaranty or any other Loan Documents to consent to the amendment and restatement of the Credit Agreement effected pursuant to this Agreement and (ii) nothing in this

Agreement or any other Loan document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments, restatements or other modifications to this Agreement.

SECTION 3. CONDITIONS TO LOANS

                  The obligations of Lenders to amend and restate the Original Credit Agreement on the terms set forth herein are subject to the prior or concurrent satisfaction of the following conditions.

3.1 LOAN PARTY DOCUMENTS. On or before the Restatement Closing Date, Company shall, and shall cause each other Loan Party to, deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Restatement Closing Date:

                  (i) Certified copies of the Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Restatement Closing Date;

                  (ii) Copies of the Bylaws of such Person, certified as of the Restatement Closing Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of the Board of Directors and (except for the Company) shareholders of such Person approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Restatement Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing this Agreement and the other Loan Documents to which it is a party;

                  (v) Executed originals of this Agreement, the Notes (duly executed in accordance with Section 2.1B, drawn to the order of each Lender and with appropriate insertions) (in the case of Company), each of the amended and restated Loan Documents in the forms attached as Exhibits 3.1A through 3.1E hereto, and the other Loan Documents to which such Person is a party; and

                  (vi) Such other documents as Agent may reasonably request.

3.2 LEGAL OPINIONS. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Duane Morris & Heckscher, LLP, counsel for Loan Parties in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Restatement Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT 3.2 annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Agent that Company has requested such counsel to deliver such opinions to Lenders.

3.3 FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Restatement Closing Date referred to in Section 2.3.

3.4 OFFICERS' CERTIFICATE REGARDING CERTAIN CONDITIONS. The following conditions shall be satisfied and the Loan Parties shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to that effect:

         A. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Restatement Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

         B. NO EVENT OF DEFAULT. Except for the events set forth on SCHEDULE 3.4B, no event shall have occurred and be continuing as of the Restatement Closing Date, or would result from the consummation of the borrowing of the Loans thereon or from the consummation of the transactions contemplated hereby and by the other Loan Documents, that would constitute an Event of Default or a Potential Event of Default.

         C. PERFORMANCE OF AGREEMENTS. Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Closing Date.

3.5 RESIGNATION OF AGENT; NEW COLLATERAL AGENT. IBJS shall have resigned as Agent and shall have executed a resignation which resignation shall have been accepted by the Lenders, all substantially in the form of EXHIBIT 3.5 attached hereto. The Collateral Agent shall have accepted its appointment as Collateral Agent and shall have executed and delivered the Loan Documents to which it is a party.

3.6 COLLATERAL DOCUMENTS. The Collateral Documents shall be in full force and effect and no default shall have occurred and be continuing thereunder. The Agent shall have received evidence satisfactory to it of the perfection of all security interests and liens with the priority contemplated by the Loan Documents and arrangements satisfactory to the Lenders shall have been made for the transfer of the Collateral and the recordation of such transfer to Cerberus, as Agent, on the Restatement Closing Date.

3.7 CASH MANAGEMENT SYSTEM. The Cash Management System shall be in place in form and substance satisfactory in all respects to the Agent.

3.8 EVIDENCE OF INSURANCE. Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.4 is in full force and effect and that Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under Section 5.4. A correct and complete summary of the Company's insurance is set forth on SCHEDULE 3.8.

3.9 ZAUCHA AGREEMENTS.

         A. ZAUCHA SUBORDINATION AGREEMENT. Each of the Zaucha Parties shall have executed and delivered the Zaucha Subordination Agreement.

         B. ZAUCHA PAYMENT LETTER. Each of the Zaucha Parties and the Company shall have executed and delivered the Zaucha Payment Letter.

3.10 WARRANT. The Company shall have executed, delivered and issued to the Lenders the Warrant.

3.11 MISCELLANEOUS OTHER CONDITIONS.

         A. NO MATERIAL ADVERSE EFFECT. Except as set forth on SCHEDULE 3.11, since March 31, 1999, no Material Adverse Effect (in the sole opinion of Agent) shall have occurred.

         B. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

         C. NO INJUNCTION OR RESTRAINING ORDER. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making or holding the Loan to be made or held by it on the Restatement Closing Date or shall impair in any respect the priority or perfection of the security interests or liens contemplated hereby or by the other Loan Documents.

         D. NO VIOLATION OF LAW. The making of the Loans requested on the Restatement Closing Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

         E. NO ADVERSE LITIGATION. As of the Restatement Closing Date, there shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to
Section 4.6 prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect.

SECTION 4. COMPANY's REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement, Company represents and warrants to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete:

4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
    SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in SCHEDULE 4.1D annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Except as set forth on SCHEDULE 4.1D, there are no outstanding warrants, options or rights for the purchase of the equity Securities of Company and no stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of all Company Common Stock was, or will be, upon the issuance and sale thereof, either (a) registered or qualified under applicable federal and state securities laws or (b) exempt therefrom.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operation, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses identified in Section 6.14.

         D. CAPITALIZATION; LOCATION. All of the Subsidiaries of the Company, including, without limitation, the KRS Partnerships, are identified on SCHEDULE 4.1D annexed hereto. SCHEDULE 4.1D also sets forth for the Company and for each Subsidiary of the Company: (i) the legal name and each "dba" and trade name;
(ii) its form and jurisdiction of organization; (iii) the total authorized shares of each class of capital stock or other ownership interests thereof; (iv) the total number of Securities, by class, issued and outstanding; (v) the name of the holders thereof and the number of shares of each class or other ownership interests held by each holder; (vi) each state in which it does business; (vii) each state in which it is authorized to do business; (viii) each state and county in which it has a "place of business" within the meaning of the UCC for such state or in which it maintains an office; (ix) each state and county in which Collateral is located; (x) the location of its chief executive office (within the meaning of the UCC of that state), and (xi) the sole manager of each KRS Partnership, as said SCHEDULE 4.1D may be supplemented from time to time pursuant to the provisions of Section 5.1(xvi). The capital stock of the Company and of each of the Subsidiaries of Company identified in SCHEDULE 4.1D annexed hereto (as so supplemented) as issued and outstanding is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in
SCHEDULE 4.1D annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 4.1D annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company in each of its Subsidiaries.

         E. CHANGES. SCHEDULE 4.1E annexed hereto sets forth a true and complete description of any and all mergers, name changes, and dispositions (whether by dividend or otherwise), acquisitions or similar transactions to which Company and its Subsidiaries have been party or otherwise affecting the Company or any Subsidiary since the Closing Date.

         F. APPROVALS. The Company and each of its Subsidiaries and each Healthcare Facility has obtained all Approvals required to conduct its business as presently conducted and all such Approvals remain in full force and effect and no Potential Revocations exist.

4.2 AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) required any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body or other Person.

         D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. SUBORDINATED OBLIGATIONS. The Subordination Agreement will be legal, valid, binding and enforceable against David D. Watson in accordance with its terms and the Loans and all other monetary Obligations hereunder shall and will be within the definition of "Senior Obligations" included in such Subordination Agreement. The Zaucha Subordination Agreement and the Zaucha Payment Letter will each be legal, valid, binding and enforceable against the Zaucha Parties in accordance with their respective terms.

4.3 FINANCIAL CONDITION. Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated and consolidating balance sheet of Company and its Subsidiaries as at December 31, 1998 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated and consolidating balance sheet of Company and its Subsidiaries as at June 30, 1999 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the 6 months then ended. All such statements were prepared in conformity with GAAP consistently applied and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

4.4 NO MATERIAL ADVERSE CHANGE: NO RESTRICTED JUNIOR PAYMENTS. Except as described on SCHEDULE 4.4 annexed hereto, since December 31, 1994, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 6.5.

4.5 TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by Section 6.2A, all such properties and assets are free and clear of Liens.

         B. REAL PROPERTY. As of the Closing Date, SCHEDULE 4.5 annexed hereto contains a true, accurate and complete list of (i) all real property in which any Loan Party has a fee interest, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting any interest owned by any Loan Party in any real property, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 4.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

4.6 LITIGATION; VIOLATION OF LAW OR ORDER.

         A. Except as set forth on SCHEDULE 4.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         B. Neither Company nor any of its Subsidiaries nor any of their properties (i) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is in violation of or is subject to or in default with respect to any final judgments, writ, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7 PAYMENT OF TAXES. Except to the extent permitted by Section 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and Payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL CONTRACTS, LEASES, TRANSACTIONS WITH AFFILIATES.

         A. Neither Company nor any of its Subsidiaries has breached or is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any Contractual Obligations, Contingent Obligations, agreements or instruments or any charter or other internal restrictions which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         C. SCHEDULE 4.8C annexed hereto contains a true, correct and complete list of all the Material Contracts in effect on the Restatement Closing Date. Except as described on SCHEDULE

4.8C, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

         D. SCHEDULE 4.8D annexed hereto contains a true, correct and complete list of all Operating Leases and Capital Leases to which Company or any of its Subsidiaries is a party as of the Restatement Closing Date.

         E. SCHEDULE 4.8E annexed hereto contains a true, correct and complete list of any transaction to which Company or any of its Subsidiaries is a party as of the Restatement Closing Date with any holder of 5% or more of any class of equity Securities of Company or any Affiliate of Company or of any such holder.

4.9 GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable or may limit, impair or restrict the enforceability of any of the transactions contemplated by the Loan Documents.

4.10 SECURITIES ACTIVITIES.

         A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.2 or 6.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate or any Lender, relating to Indebtedness and within the scope of Section 6.1, will be Margin Stock.

         C. If requested by the Agent or any Lender, the Borrower will furnish to the Agent and each Lender a statement on Federal Reserve Form U-1 or otherwise satisfying the requirements as to Margin Stock and to insure compliance with Applicable Federal Regulations.

4.11 EMPLOYEE BENEFITS PLANS.

         A. Except as set forth on SCHEDULE 4.11, the Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit

Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

         B. No ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $100,000.

         E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $100,000.

4.12 CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect to this Agreement, the Original Credit Agreement or any of the transactions contemplated hereby or thereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13 ENVIRONMENTAL PROTECTION. Except as set forth in SCHEDULE 4.13 annexed hereto:

                  (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                  (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries;

                  (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous wastes, as defined under 40 C.F.R. Parts 260-170 or any state equivalent;

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

                  Notwithstanding anything in this Section 4.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 4.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

4.14 EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.15 [INTENTIONALLY OMITTED]

4.16 MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with the actions taken on or prior to the date hereof, create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.

         B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any filings or recordings contemplated by Section 4.16A) except as may be required in connection with the dispositions of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Agent as contemplated hereby no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate any regulation (including Regulation G, T, U or X) of the Board of Governors of the Federal Reserve System.

         E. INFORMATION REGARDING COLLATERAL. All information supplied to Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         F. CASH MANAGEMENT SYSTEM. The Cash Management System attached to the Company Security Agreement as Annex A is an accurate and complete description in all respects as of the Restatement Closing Date of the Deposit Accounts maintained by the Loan Parties and Cash Management System and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Loan Party nor any of its Subsidiaries (including, without limitation, the KRS Partnerships) owns or maintains any Deposit Account which is not described in the Cash Management System.

4.17 DISCLOSURE.

         A. NO UNTRUE STATEMENT. No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

         B. PROJECTIONS. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         C. NO OTHER FACTS. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 5. COMPANY's AFFIRMATIVE COVENANTS

         Company covenants and agrees that, until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP consistently applied. Company will deliver to Agent, the Collateral Agent and Lenders:

                  (i) Monthly Financials: as soon as available and in any event within 25 days after the end of each month ending after the Closing Date, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

                  (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year; (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial conditions of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, an audit report thereon of Arthur Andersen, LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or
         (xiii) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii),
         (iii) or (xiii) of this subdivision 5.1 following such change, consolidated financial statements of Company and its Subsidiaries for
         (y) the current Fiscal Year to the effective date of such change and
         (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this Section 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
         (b) of the subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company of any of its Subsidiaries;

                  (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company of any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1) if adversely determined, has a reasonable
                  possibility of giving rise to a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise present the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $100,000, and promptly after request by Agent such other information as may be reasonable requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                  (xiii) Financial Plans/Budgets: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan/budget and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years approved by the Company's Board of Directors (the "FINANCIAL PLAN" for such Fiscal Year), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each month of the first each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

                  (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) Board of Directors: (a) promptly and in any event within five Business Days after the approval of such minutes by the Board of Directors, copies of all minutes of meetings of, and written consents of, the Board of Directors of the Company and any committees thereof,
         (b) promptly and in any event within five Business Days after any change in the Board of Directors of the Company, written notice of such change, and (c) at least two Business Days prior to any meeting of the Board of Directors of the Company of committee thereof, notice of such meeting;

                  (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a subsidiary of Company and (b) all of the data required to be set forth on SCHEDULE 4.1D AND SCHEDULE 4.1E annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 4.1D AND SCHEDULE 4.1E annexed hereto for all purposes of this Agreement;

                  (xvii) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                  (xviii) UCC Search Report: As promptly as practicable after the date of delivery to Agent of any UCC financing statement executed by any Loan Party pursuant to Section 3 or Section 5.8, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Agent by or on behalf of Company or such Loan Party;

                  (xix) Receivables Reports: Within 25 days of the end of each calendar month, a monthly report regarding receivables (including without limitation, a list of payors and the amounts owning by each, receivables allocated by category and by Loan Party, performance data (including a comparison of gross to net income), an aging report reconciled to the report for the prior month and to the plan for the month and a bad debt expense report all substantially in the form of
         EXHIBIT 5.1(xix);

                  (xx) Fiscal Intermediary Reports: Promptly, and in any event within five Business Days after any cost reports or settlement sheets are delivered to or received from any fiscal intermediary or any governmental authority, a copy of such report or settlement sheet;

                  (xxi) Healthcare Notices and Reports: Promptly after commencement of any Medicare audit by Veritus, notice to the Lenders, the Agent and the Collateral Agent of each audit; and promptly after receipt thereof, copies of all correspondence, notices, reports and audit results with respect to Medicare payments;

                  (xxii) Adjustments to EBITDA: promptly after any calculation of Consolidated EBITDA hereunder, written notice, specifying in reasonable detail, any non-cash adjustments to Consolidated EBITDA; and

                  (xxiii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

5.2 CORPORATE EXISTENCE, ETC. Except as permitted under Section 6.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

5.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Company will, and will cause each of its Subsidiaries to, pay all Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law or otherwise have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

5.4 MAINTENANCE OF PROPERTIES; INSURANCE.

         A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to any property subject to a mortgage in favor of Agent and Lenders that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agent, that names Agent for the benefit of Lenders as the loss payee thereunder and provides for at least 30 days prior written notice to Agent of any modification or cancellation of such policy.

5.5 INSPECTION RIGHTS; AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE; LENDER MEETINGS.

         A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. AUDITS OF ACCOUNTS RECEIVABLE. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent to conduct two audits of all accounts receivable of Loan Parties during each twelve-month period after the Restatement Closing Date, each such audit to be in scope and substance satisfactory to Agent and Requisite Lender, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested.

         C. LENDER MEETING. Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

5.6 COMPLIANCE WITH LAWS, ETC. Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

                  Without limitation of the foregoing:

                  (i) Company and each of its Subsidiaries, and each Healthcare Facility, has obtained and will continue to maintain all material licenses, consents, registrations, certifications, certificates of need and other approvals or authorizations from, and has made all material filings, reports submissions and registrations to or with (collectively, the "APPROVALS"), all governmental authorities (including, without limitation, the U.S. Department of Health and Human Services, Health Care Financing Administration and applicable State and local authorities) necessary to be obtained to conduct its business as currently conducted and to operate the Healthcare Facilities. No such Approvals have or threaten to be expired or to be revoked, terminated, suspended, limited or amended and no proceedings for any such revocation, termination, suspension, limitation or amendment, or investigation, audit, or other action by any governmental authority with respect to any such revocation, termination, suspension, limitation or amendment, is pending or, to the best knowledge of Company, threatened (each a "POTENTIAL REVOCATION").

                  (ii) Company, each of its Subsidiaries and each Healthcare Facility is qualified and will continue to be qualified for participation in any material federal or state programs for the funding and administration of payments for rehabilitation therapy and related services which relate to the business of Company, such Subsidiary or such healthcare Facility (including, without limitation, Titles 18 and 19 of the Federal Social Security Act, commonly known as the Medicare and Medicaid programs), and will maintain "provider" status within the meaning of the regulations of the Health Care Financing Administration, in each case to the extent such qualification or status is necessary or applicable to the conduct of the business of Company or such Subsidiary or the operation of such healthcare Facility. Company, each of its Subsidiaries and each of the healthcare Facilities is in compliance and will continue to be in compliance in all material respects with all applicable laws, rules, regulations and orders (including, without limitation all administrative, operating and financial or reimbursement requirements established by all applicable governmental authorities) with respect to the operation of the Healthcare Facilities and the provision of rehabilitation therapy and related services applicable to it and the conduct of the business conducted by it.

5.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Company agrees that Agent may, from time to time and in its reasonable discretion, (i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) in the event (a) Agent reasonably believes the Company has breached any representation, warranty or covenant contained in Section 4.6, 4.13, 5.6 or 5.7 or that there has been a material violation of Environmental Laws at any Facility or by Company or any of its Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its subsidiaries, Company shall only be obligated to use its best efforts to obtain permission for Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonable practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this Section 5.7A will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Agent nor and Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. Company will deliver to Agent and Lenders:

                  (i) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claim;

                  (ii) Notice of Certain Releases, Remedial Actions, etc. promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by company or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect.

                  (iii) Written Communications Regarding Environmental Claims, Releases, etc. as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

                  (v) Other Information. with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Agent in relation to any matters disclosed pursuant to this Section 5.7.

         C. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

                  (i) Remedial Actions Relating to Hazardous Materials Activities. Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental

         Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such hazardous materials Activity is being contested in good faith by Company or such Subsidiary.

                  (ii) Actions With Respect to Environmental Claims and Violations of Environmental Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

5.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

         A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent counterparts of the Subsidiary Guaranty, Subsidiary Pledge Agreement and Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

         B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agent,
(ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Agent,
(iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any collateral pursuant to such Loan Documents) as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

         C. COLLATERAL PERFECTION AND INFORMATION. The Company shall take all action to ensure that the representation and warranties given in Section 4.1 shall remain true and correct at all times. The Company shall and shall cause each of its Subsidiaries to execute and deliver all documents and instruments, and take all other action that Agent or Requisite Lenders may request, such that Agent, on behalf of Lenders, as security for the Obligations, shall at all times have a First Priority Lien (subject to Liens permitted hereunder) on all property and assets of the Company and each of the subsidiaries. If at any time any information set forth on SCHEDULES 4.1D OR 4.1E shall become untrue, the Company shall immediately send to the Agent replacement SCHEDULES 4.1D AND 4.1E which shall be true and correct as of such date and which shall replace the prior SCHEDULES 4.1D AND 4.1E from and after the date of receipt thereof by Agent.

5.9 AFTER-ACQUIRED REAL PROPERTY. If Company or any of its Subsidiaries purchases or otherwise acquires any interest in real property after the Restatement Closing Date (including any interests arising under a lease), then Company shall and shall cause its Subsidiaries to, concurrently with such purchase or other acquisition, execute and deliver all documents and instruments and take all other action that Agent or Requisite Lenders may request to grant to Agent, on behalf of Lenders, as security for the Obligations, a First Priority Lien (subject to liens permitted hereunder) on all such real property interests; provided, that this Section 5.9 shall not be construed to permit any transaction not otherwise permitted by the terms of this Agreement.

5.10 KEY MAN INSURANCE. The Company shall obtain, and maintain in full force and effect until all Obligations hereunder have been repaid in full, a "key man" life insurance policy, in the amount of $1,000,000 on Thomas W. Zaucha.

5.11 CHIEF FINANCIAL OFFICER. The Company agrees to use best efforts to retain a chief financial officer by October 15, 1999.

SECTION 6. COMPANY's NEGATIVE COVENANTS

                  Company covenants and agrees that, until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of
         Section 6.9;

                  (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made; and

                  (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 6.1 annexed hereto; and

6.2 LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statements or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i) Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Collateral Documents;

                  (iii) Liens described in SCHEDULE 6.2 annexed hereto.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of Section 6.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall so be secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of
Section 6.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness neither Company nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

6.3 INVESTMENTS; JOINT VENTURES. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

                  (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under Section 6.1(iv);

                  (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by Section 6.8; and

                  (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 6.3 annexed hereto.

6.4 CONTINGENT OBLIGATIONS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty; and

                  (ii) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 6.4 annexed hereto.

6.5 RESTRICTED JUNIOR PAYMENTS. Except as specifically provided for in Section 2.4B(ii)(e), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

6.6 FINANCIAL COVENANTS.

         A. MINIMUM INTEREST COVERAGE RATIO.

                  (i) Company shall not permit the ratio of (x) Consolidated EBITDA to (y) Consolidated Interest Expense for any calendar month set forth below to be less than the correlative ratio indicated:

                  Month                                     Minimum
                  Ended                             Interest Coverage Ratio
                  -----                             -----------------------
                  October 1999                             3.00:1.00
                  November 1999                            2.80:1.00
                  December 1999                            2.80:1.00

                  (ii) The Company shall not permit the ratio of (x) Consolidated EBITDA to (y) Consolidated Interest Expense for any calendar month during the year 2000 to be less than 3.00:1.00.

         B. MAXIMUM LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                  Quarter Ended                     Maximum Leverage Ratio
                  -------------                     ----------------------
                  December 31, 1999                        4.30:1.00
                  March 31, 2000                           4.00:1.00
                  June 30, 2000                            3.80:1.00
                  September 30, 2000                       3.60:1.00

                  December 31, 2000                        3.60:1.00

         C. MINIMUM CONSOLIDATED EBITDA.

                  (i) Company shall not permit Consolidated EBITDA for any month set forth below to be less than the correlative amount indicated for such month:

                                                      Minimum Consolidated
                     Month                                  EBITDA
                     -----                                  ------
                  October 1999                             $430,000
                  November 1999                            $385,000
                  December 1999                            $382,000

                  (ii) Company shall not permit Consolidated EBITDA for any Fiscal Year set forth below to be less than the correlative amount indicated for such Fiscal Year:

                                                      Minimum Consolidated
                  Fiscal Year                               EBITDA
                  -----------                               ------
                     1999                                  $4,595,000
                     2000                                  $4,950,000

                  (iii) Company shall not permit Consolidated EBITDA for any month set forth below to be less than the correlative amount indicated for such month:

                                                      Minimum Consolidated
                     Month                                  EBITDA
                     -----                                  ------
                  January 2000                             $408,000
                  February 2000                            $408,000
                  March 2000                               $447,000
                  April 2000                               $388,000
                  May 2000                                 $427,000
                  June 2000                                $427,000
                  July 2000                                $388,000
                  August 2000                              $447,000
                  September 2000                           $388,000
                  October 2000                             $427,000
                  November 2000                            $407,000
                  December 2000                            $388,000

         D. NET PATIENT SERVICE REVENUE/BAD DEBT COVERAGE. Company shall not permit Bad Debt Expense (x) for any Fiscal Quarter to be more than 2.5% of Net Patient Service Revenue and (y) for any Fiscal Year to be more than 2.0% of Net Patient Service Revenues.

6.7 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS. Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except;

                  (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                  (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under Section 6.8;

                  (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be, in the reasonable judgment of the Agent, in an amount at least equal to the fair market value thereof; and

                  (v) the Company may wind-up, and sell the assets of, the Company's mobile diagnostic division.

6.8 CONSOLIDATED CAPITAL EXPENDITURES. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures; provided, that Company and its Subsidiaries may make Consolidated Capital Expenditures in an aggregate amount of $10,000 per calendar month; provided further, however, that notwithstanding the foregoing limitation, the Company and its Subsidiaries may make Consolidated Capital Expenditures in excess of $10,000 per month utilizing the Company's portion, if any, of Consolidated Excess Cash Flow properly allocated to the Company under Section 2.4B(ii)(e)(III) for the immediately preceding month;

provided, further, however, that any remaining Excess Cash Flow may be used to make Capital Expenditures in the next succeeding month, so long as there is sufficient Excess Cash Flow for such month to make such Capital Expenditures.

6.9 RESTRICTION ON LEASES. Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year or any future period of 12 consecutive calendar months shall not exceed the corresponding amount set forth below opposite such Fiscal Year:

                                                      MAXIMUM CONSOLIDATED
                  FISCAL YEAR                            RENTAL PAYMENTS
                  -----------                            ---------------
                     1999                                  $4,200,000
                     2000                                  $4,620,000

6.10 SALES AND LEASE-BACKS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

6.11 SALE OR DISCOUNT OF RECEIVABLES. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

6.12 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with an Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or
(ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

6.13 DISPOSAL OF SUBSIDIARY STOCK. Company shall not:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualified directors if required by applicable law.

6.14 CONDUCT OF BUSINESS. From and after the Restatement Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by Company and its Subsidiaries on the Restatement Closing Date and similar or related businesses.

6.15 AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, (A) amend or otherwise change the terms of the Subordination Agreement or of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or (B) if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

6.16 FISCAL YEAR. Company shall not change its Fiscal Year-end from December 31.

6.17 CASH MANAGEMENT SYSTEM.

         A. MAINTENANCE OF CASH MANAGEMENT SYSTEM. The Company and each Loan Party shall, and shall cause its Subsidiaries to, maintain and strictly comply with all terms of the Cash Management System in strict accordance with the terms thereof attached to the Company Security Agreement as Annex A.

         B. NO OTHER ACCOUNTS. No Loan Party nor any of its Subsidiaries (including, without limitation, the KRS Partnerships) shall own, open or maintain any Deposit Account other than a Deposit Account described on Annex A to the Company Security Agreement.

         C. [INTENTIONALLY OMITTED]

         D. CASH MANAGEMENT SYSTEM. Company and each Loan Party agrees to perform and comply and to cause each of its respective Subsidiaries to perform and comply with the terms and provisions of the Cash Management System, including, without limitation the following covenants and agreements:

                  (i) All funds on deposit in the Deposit Accounts of each Loan Party and each of its Subsidiaries shall be transferred on a daily basis in accordance with the Cash Management System.

                  (ii) No Loan Party may withdraw or pay any funds from any Deposit Account except as provided in the Cash Management System.

                  (iii) Any receipts received or held by each Loan Party and any of their respective officers, employees, agent or other Persons acting for or in concert with any Loan Party to make collections for or on behalf of any Loan Party ("COLLECTING AGENTS"), shall be held in trust for Agent as Collateral.

6.18 COLLECTIONS AND DISBURSEMENTS

         A. MINIMUM COLLECTIONS. Collections of the Company and its Subsidiaries for each successive four-week period ending on a Friday shall be no less than $2,100,000.

         B. MAXIMUM DISBURSEMENTS. Cash disbursements of the Company and its Subsidiaries for each successive four-week period ending on Friday, shall not exceed the sum of collections for such period and the amount of cash balances on the first day of such period. Except as provided in the immediately prior sentence, without the prior consent of Lenders, Company and each of its Subsidiaries agrees that it shall not pay, or commit to pay, or undertake any transaction which would result in or require the payment of, any cash disbursement that would be unusual or extraordinary or outside the ordinary course of business, such determination to be made by reference both to the business of the Company and its Subsidiaries as presently conducted and by reference to the business plan, budget and projections delivered pursuant to
Section 5.1(xiii).

         C. OUTPATIENT CLINICS. The Company and its Subsidiaries shall not spend or otherwise incur expenses with respect to the funding, creation or acquisition of new outpatient clinics, centers or facilities in excess of $50,000 per year starting in 2000.

         D. MINIMUM INVOICES. Amounts invoiced by Company and its Subsidiaries on or prior to the tenth day of each month for services rendered during the prior month shall be no less than $3,000,000.

SECTION 7. EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within two days after the date due; or

7.2 DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of Company or of any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1) or Contingent Obligations in an individual principal amount of $250,000 or more or with an aggregate principal amount of $250,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness of Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3 BREACH OF CERTAIN COVENANTS. Failure of Company to perform or comply with any term or condition contained in Section 2.5 or 5.2 or Section 6 of this Agreement; or

7.4 BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5 OTHER DEFAULTS UNDER LOAN DOCUMENTS. Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 7, and such default shall not have been remedied or waived within 10 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Agent or any Lender of such default; or

7.6 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries; or

7.7 VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i)Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of company of any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8 JUDGMENTS AND ATTACHMENTS. Any money judgment, order, award, decree, writ or warrant of attachment or similar order or process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $250,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 15 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9 DISSOLUTION. Any order, judgment or decree shall be entered against Company or any of its Subsidiaries for the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10 EMPLOYEE BENEFIT PLANS. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of

Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $150,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $150,000; or

7.11 MATERIAL ADVERSE EFFECT. Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

7.12 CHANGE IN CONTROL. (i) Company shall cease to own, directly or indirectly, beneficially or of record at least that percentage of the Capital Stock of its Subsidiaries that is owned by Company or its Subsidiaries on the Restatement Closing Date; or (ii) any Person or any two or more Persons acting in concert (other than the Zaucha Parties) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors (other than Securities having such power only by reason of the happening of a contingency unless such contingency occurs); or (iii) on or after the Restatement Closing Date, the Board of Directors of Company shall not consist of a majority of Continuing Directors; or (iv) Thomas Zaucha shall cease for any reason whatsoever, to be an executive officer of Company and continuously perform his duties as of the Restatement Closing Date as such officer, unless a successor satisfactory to Agent and Requisite Lenders shall have replaced him in such capacity within 30 days after such cessation; or

7.13 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS. At any time after the execution and delivery thereof; (A) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall, as to one or more Loan Parties, in whole or in part (i) cease to be in full force and effect (other than in accordance with its terms) or (ii) be declared to be null and void, (B) any Collateral Document shall, as to one or more Loan Parties, in whole or in part, (i) cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or (ii) be declared null and void, or (C) Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, having a fair market value in the reasonable judgment of Agent, individually or in the aggregate, exceeding $100,000, in each case for any reason other than the failure of Agent or any Lender to take any action within its control, or (D) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party; or

7.14 LOSS OF APPROVAL. Any Approval shall have expired, or been revoked or terminated, suspended, limited or been amended in any manner, or Company or any of its Subsidiaries or any of their respective Healthcare Facilities shall cease to be qualified to participate in any Federal or state program for the funding and administration of payments for rehabilitation therapy and related services which relate to the business of Company or any of its Subsidiaries or any of their respective Healthcare Facilities or Company or any of its Subsidiaries or any of their respective Facilities shall become the subject of any investigation or audit by any governmental authority adverse to Company or any of its Subsidiaries or any of the respective Facilities, which, in any such case, whether individually or in the aggregate with any other such expirations, revocations, terminations, suspensions, limitations, amendments, cessation of qualification, investigations or audits, could reasonably be expected to have a Material Adverse Effect; or Company or any of its Subsidiaries or any of their respective Healthcare Facilities shall have received any notice of overpayment;

7.15 CASH MANAGEMENT SYSTEM. Failure by any Loan Party to comply with any term or provision of the Cash Management System.

THEN (i) upon the occurrence of any Event of Default described in Section 7.6 or 7.7, each of (a) the unpaid principal amount of and any accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

SECTION 8. AGENT

8.1 APPOINTMENT.

         A. APPOINTMENT OF AGENTS. Each Lender hereby appoints Cerberus as Agent and The Chase Manhattan Bank as Collateral Agent hereunder and under the other Loan Documents as successor to IBJS and each Lender hereby authorizes Agent, Collateral Agent and any other Lender Agents to execute and deliver the Loan Documents and to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent, Collateral Agent and any other Lender Agent agree to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Lender Agents and Lenders. The Company shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Lender Agents shall act solely as an agent of Lenders and do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

         B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. Lender Agents shall have the right at any time and from time to time to appoint any Person as a separate trustee, co-trustee, collateral agent or collateral co-agent or sub-agent (any such additional Person being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL



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COLLATERAL AGENTS") to have any of the rights or perform any of the duties of
Agent hereunder or under any other Loan Document.

8.2 POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Lender Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Lender Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Lender Agents shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Lender Agents may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Lender Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Lender Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. COLLATERAL AGENT. Notwithstanding any other term of this Agreement or Loan Document to the contrary, but subject to this Section 8.2, the Collateral Agent shall not exercise any discretion under or make any decision to be made under any Loan Document. If a Loan Document requires the Collateral Agent to determine whether to take an action or refrain from taking an action, the Collateral Agent shall (i) notify Agent in writing in advance thereof and
(ii) follow Agent's instructions with respect thereto (unless otherwise directed by the Required Lenders pursuant to Section 8.6). The Collateral Agent agrees to keep the Agent informed as to (i) any material change in the Collateral or in the security interests therein or the perfection thereof of which a Responsible Officer of the Collateral Agent becomes aware, (ii) any Event of Default or Potential Event of Default of which a Responsible Officer of the Collateral Agent becomes aware and (iii) any other matter or information reasonably requested by the Agent within the Collateral Agent's actual knowledge, provided, however, the Collateral Agent shall have no duty or responsibility, either initially or continually, to make any investigation, evaluation or appraisal regarding the Collateral, the Loans, any Loan Document or Collateral Document, the Company or any Subsidiary or to monitor the Company's, any Subsidiary's or any other party's performance or non-performance on any Loan Document or Collateral Document.

         C. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Lender Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Lender Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Lender Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Lender Agent shall have any liability arising from confirmations of the amount of outstanding Loans.

         D. EXCULPATORY PROVISIONS.

                  (a) No Lender Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Lender Agent under or in connection with any of the Loan Documents except to the extent caused by such Lender Agent's gross negligence or willful misconduct. The Agent and the Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct or any such agents or attorneys-in-fact selected by it except to the extent such selection is the result of gross negligence or willful misconduct of the Agent or the Collateral Agent, as the case may be.

                  (b) Each Lender Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder (i) unless and until with respect to the Agent, Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.6) and with respect to the Collateral Agent, the Collateral Agent shall have received instructions in respect thereof from the Agent and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), each Lender Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions or (ii) if such instruction is, in the Agent's or the Collateral Agent's judgement, contrary to any applicable provisions of law, or any Loan Document. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent or the Collateral Agent as a result of the Agent or Collateral Agent acting or refraining from acting under this Agreement or any of the Loan Documents in accordance with the instructions of the Lenders, Required Lenders or Agent (as applicable). Without prejudice to the generality of the foregoing, (i) each Lender Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Lender Agent as a result of such Lender Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.6) or in accordance with the instructions of Agent.

                  (c) The Agent and the Collateral Agent shall not be liable for any allocation or distribution of payments made by it to Lenders in good faith pursuant hereto, and if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to have been entitled. Each other Lender agrees to pay over such excess.

                  (d) Except for liability resulting from the Agent's or the Collateral Agent's own recklessness or willful misconduct, the Lenders hereby exonerate and release the Agent and Collateral Agent now and hereafter from any existing or future obligation or liability to the Lenders, express or implied, for any (i) loss of, depreciation of, or failure to realize upon, the Collateral; (ii) failure to collect or receive payment of sums owing to the Loan; (iii) mistake, omission or error in judgement in (A) passing upon, making or accepting any Loan Documents in respect of the Collateral, or (B) making or failing to make any examinations, appraisals, audits or reviews of the affairs of the Borrower and its Affiliates and the Collateral; or (iv) any other action taken or omitted to be taken by it hereunder. IN NO EVENT SHALL THE AGENT OR COLLATERAL AGENT BE OR BECOME LIABLE UNDER THIS AGREEMENT OR IN RESPECT OF ANY ACT, OMISSION OR EVENT RELATING TO THE SUBJECT MATTER HEREOF, ON ANY THEORY OF LIABILITY, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                  (e) As to any matters not expressly provided for by this Agreement or the Loan Documents, the Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Lenders, Required Lenders or Agent, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  (f) Neither Lender Agent shall have any duty (A) to see to any recording, filing, or depositing of this Agreement, any Loan Document or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

         E. DEFAULT NOTICES; ACTION UPON DEFAULT. Neither the Agent nor the Collateral Agent shall be deemed to have knowledge of the occurrence of an Event of Default unless the Agent or Collateral Agent (as applicable) has received a written notice of such Event of Default from a Buyer or from a Loan Party.

         F. LENDER AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Lender Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Lender Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent having an interest in the Loans in its individual capacity. Each Lender Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Lender Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Lender Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4 RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Lender Agent, to the extent that such Lender Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Lender Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Lender Agent's gross negligence or willful misconduct. If any indemnity furnished to Lender Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, such Lender Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5 SUCCESSOR AGENT. Any Lender Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and any Lender Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Lender Agents and signed by Requisite Lenders; provided however, no Collateral Agent may resign or be removed unless and until a successor has been appointed and accepts as successor Collateral Agent and becomes party to the Collateral Documents. Unless a successor Collateral Agent shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor collateral agent. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a one or more successor Lender Agents. Upon the acceptance of any appointment as Lender Agent hereunder by a successor Lender Agent, that successor Lender Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Lender Agent and the retiring or removed Lender Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Lender Agent's resignation or removal hereunder as Lender Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Lender Agent under this Agreement.

8.6 COLLATERAL DOCUMENTS AND GUARANTIES. Each Lender hereby further authorizes Agent and Collateral Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agents for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Agent and Collateral Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or
(ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to Section 9.6, all Lenders) or the Agent (as applicable); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders or the Agent (as applicable) have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders or the Agent (as applicable) have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, the Loan Parties, Agent, Collateral Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Agent and/or Collateral Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Agent or Collateral Agent on any of the Collateral

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pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) and Collateral Agent, as agent for Agent (as applicable) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by agent at such sale.

8.7 APPLICATION OF PROCEEDS. If, following the occurrence of an Event of Default, any Lender Agent receives any moneys, proceeds or other amounts ("COLLATERAL PROCEEDS") paid to it in respect of the Collateral or pursuant to the Loan Documents, whether pursuant to enforcement proceedings with respect to the Collateral or otherwise, all such Collateral Proceeds and all other payments received from or for the account of the Company or any Loan Party shall be applied first to the payment of Expenses incurred by Lender Agents and any other sums due to the Agent or Collateral Agent or any other Lender Agent pursuant to this Agreement, or any Loan Document, and then shall be distributed to the Lenders, in the following order, unless such Collateral Proceeds or other payments are required to be otherwise applied by agreement, or applicable law:
(a) to unpaid Expenses due to the Lenders; (b) to accrued interest on the Loans;
(c) to the unpaid principal amount of the Loans; and (d) to all other
Obligations.

SECTION 9. MISCELLANEOUS

9.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         A. GENERAL. Subject to Section 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of the Loan made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities law of any state. Except as otherwise provided in this section 9, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of the Loan or other Obligations owed to such Lender.

         B. ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Each Loan or other obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $3,000,000 (or such lesser amount as shall constitute the aggregate amount of the Loan and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Agent (which consent shall not be unreasonably withheld or delayed provided that on the date of such assignment if such other lender or Affiliate of the assigning Lender is a non-U.S. Lender, it shall deliver evidence of exemption from United States federal income tax withholding). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loan or other obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Agent, for its acceptance an Assignment Agreement, together with a processing fee of $3,000 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to Section 2.6B(iii)(a). Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 9.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of EXHIBIT 2.1B annexed hereto and with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Agent. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in Section 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to Section 2.6B(iii)(a), Agent shall, if Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to Section 9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment) and
         (b) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this Section 9.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender, pursuant to Section 2.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of Sections 9.4 and 9.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this Section 9.1, any Lender may assign and pledge all or any portion of its Loan, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to Section 9.19.

         F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loan; and (iii) that it will make its Loan for its own account in the ordinary course of its business and without a view to distribution of such Loan within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.1, the disposition of such Loan or any interests therein shall at all times remain within it exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 5 of such Assignment Agreement are incorporated by this reference.

9.2 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto incurred by the Lender Agents or any Lender; (ii) all costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of all counsel to Lender Agents (including any local counsel and allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and expenses of creating and perfecting Liens in favor of Lender Agents on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expense and disbursements of counsel to Agent and of counsel providing any opinions that any Lender Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by any Lender Agent or its counsel) of examining the books, records and accounts of the Company and/or its Subsidiaries and of obtaining and reviewing any appraisals, environmental audits or reports and any audits or reports with respect to accounts receivable of Company and its Subsidiaries, in each case, as provided for hereunder; (vi) all the actual costs and reasonable expenses in respect of the custody or preservation of any of the Collateral and the maintenance of collateral accounts (including without limitation, custodial fees and fees of banks and/or other financial institutions for maintaining the Pledged Accounts); (vii) all other actual and reasonable costs and expenses incurred by Lender Agents in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default or a Potential Event of Default, all costs and expenses, including attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Lender Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or Potential Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any reorganization, insolvency or bankruptcy proceedings, including post-petition expenses relating in any way to the administration, monitoring or any other aspect of any bankruptcy case (the foregoing all collectively referred to as "EXPENSES").

9.3 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnities' selection of counsel), indemnify, pay and hold harmless Agent, Collateral Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent, Collateral Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

              As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees including without limitation in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make or maintain the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

              To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4 SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising our of or connected with this Agreement or any other Loan Document, irrespective of whether or not
(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

9.5 RATABLE SHARING. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.2C) or the amount of any fees payable hereunder; releases any Lien granted in favor of the Agent or Collateral Agent with respect to any material portion of the Collateral or releases any material Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in Section 7.1 or this Section 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Agent, Collateral Agent and Requisite

Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent and the Collateral Agent shall be effective without the written concurrence of Agent and the Collateral Agent. Agent and the Collateral Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver of consent effected in accordance with this Section 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

9.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile (so long as such notice sent by telefacsimile is followed within two Business Days by a notice sent by another method specified hereunder) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent and Collateral Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company, Agent and Collateral Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent and Collateral Agent.

9.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in Sections 2.6, 9.2 and 9.3 and the agreements of Lenders set forth in Sections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans and the termination of this Agreement.

9.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Agent, Collateral Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11 MARSHALLING: PAYMENTS SET ASIDE. Neither Agent, Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent, Collateral Agent or Lenders (or to Agent or the Collateral Agent for the benefit of Lenders), or Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12 SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13 OBLIGATIONS SEVERAL: INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.14 HEADINGS. Section and Section headings in this Agreement are included herein for convenience or reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15     APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.16 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the partes hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to Section 9.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

9.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY AND/OR EACH OTHER LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY AND EACH OTHER LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                           (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE
                  NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                           (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                           (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
                  PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AND EACH OTHER LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
                  SECTION 9.8;

                           (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III)
                  ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY AND EACH OTHER LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                           (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE
                  PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING

                  PROCEEDINGS AGAINST COMPANY AND EACH OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                           (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 9.17
                  RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9.18 WAIVER OF JURY TRIAL.

              EACH OF THE PARTIES TO THIS AGREEMENT AND EACH OTHER LOAN PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO),AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In any event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19 CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Loan or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each

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Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

9.20 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

9.21 CONTINUITY OF LOANS AND SECURITY INTERESTS. It is the intention of each of the parties hereto that the Original Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness under the Original Credit Agreement and the other Loan Documents and that all indebtedness and obligations of Company and its Subsidiaries hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Original Credit Agreement made under the terms of Section 12.1 thereof.

9.22 EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided that, unless and until all of the conditions set forth in Section 3.1 have been satisfied or waived, the Original Credit Agreement and the Loan Documents shall remain in full force and effect without giving effect to the amendments set forth herein or the amendments to the Loan Documents executed in connection herewith, all as if this Amended and Restated Credit Agreement and the amendments to the Loan Documents executed in connection herewith had never been executed and delivered.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

Address:                                     NORTHSTAR HEALTH SERVICES, INC.
The Atrium
665 Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701                 By:________________________________
Attention: Thomas W. Zaucha                     Name:
Telephone: (724) 349-7500                       Title:
Facsimile: (724) 465-3726


SUBSIDIARY
GUARANTORS:

Address:                                     NSHS SERVICES, INC.

c/o Northstar Health Services, Inc.
The Atrium
665  Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 349-7500
Facsimile No.: (724) 465-3726                By:________________________________
                                                Name:
                                                Title:

Address:                                     KEYSTONE REHABILITATION
                                                  SYSTEMS, INC.
c/o Northstar Health Services, Inc.
The Atrium
665  Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 349-7500
Facsimile No.: (724) 465-3726                By:________________________________
                                                Name:
                                                Title:


Address:                                     NORTHSTAR MEDICAL SERVICES, INC.
c/o Northstar Health Services, Inc.
The Atrium
665  Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 349-7500
Facsimile No.: (724) 465-3726                By:________________________________
                                                Name:
                                                Title:


Address:                                     NORTHSTAR DIAGNOSTIC SERVICES, INC.
c/o Northstar Health Services, Inc.
The Atrium
665  Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 349-7500
Facsimile No.: (724) 465-3726                By:________________________________
                                                Name:
                                                Title:

Address:                                     VASCUSONICS INC.
c/o Northstar Health Services, Inc.
The Atrium
665  Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 349-7500
Facsimile No.: (724) 465-3726                By:________________________________
                                                Name:
                                                Title:


Address:                                     KEYSTONE REHABILITATION
                                                  MANAGEMENT, INC.
c/o Northstar Health Services, Inc.
The Atrium
665  Philadelphia Street
P.O. Box 1289
Indiana, Pennsylvania  15701
Attention:  Thomas W. Zaucha
Telephone:  (724) 349-7500
Facsimile No.: (724) 465-3726                By:________________________________
                                                Name:
                                                Title:

LENDERS:


Address:                                     CERBERUS CAPITAL MANAGEMENT, LLC,
450 Park Avenue                                   individually and as Agent
New York, New York  10022
Attention:  Joyce Johnson-Miller
Telephone:  (212) 891-2119
Facsimile:  (212) 750-5212                   By:________________________________
                                                Name:
                                                Title:


Address:                                     BEAR STEARNS & CO.
245 Park Avenue
New York, New York  10167
Attention:  Ross Weiner
Telephone:  (212) 272-5831
Facsimile:  (212) 272-8102                   By:________________________________
                                                Name:
                                                Title:

COLLATERAL AGENT:

Address:                                     THE CHASE MANHATTAN BANK,
                                             as Collateral Agent
450 West 33rd Street
14th Floor
New York, New York  10001
Attention:  Capital Markets Fiduciary
                 Services, Cerberus Capital
Telephone:  (212) 946-3200
Facsimile:  (212) 946-8302                   By:________________________________
                                                Name:
                                                Title: